SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 1, 2011

CAPITOL BANCORP LTD.

(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	001-31708 (Commission File No.)	38-2761672 (IRS Employer Identification No.)

Capitol Bancorp Center
200 Washington Square North, Lansing, Michigan 48933
(Address of Principal Executive Offices)  (Zip Code)

(517) 487-6555
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On February 1, 2011, Capitol Bancorp Ltd. (“Capitol”) announced the results of its offer to exchange shares of its common stock (the “Exchange Offer”) for any and all of its outstanding trust-preferred securities issued by Capitol Trust I, Capitol Trust II, Capitol Statutory Trust III, Capitol Trust 4 (a/k/a Trust IV), Capitol Trust VI, Capitol Trust VII, Capitol Statutory Trust VIII, Capitol Trust IX, Capitol Trust X, Capitol Trust XI and Capitol Trust XII.  The Exchange Offer expired at 11:59 p.m., Michigan time, on January 31, 2011, and Capitol accepted for exchange all trust-preferred securities that were validly tendered in the Exchange Offer.

As of the close of business on January 31, 2011, of the 2,530,000 outstanding trust-preferred securities of Capitol Trust I, 1,180,602 (approximately 47 percent) were tendered, and of the 1,454,100 outstanding trust-preferred securities of Capitol Trust XII, 737,234 (approximately 51 percent) had been tendered.  No trust-preferred securities of Capitol Trust II, Capitol Statutory Trust III, Capitol Trust 4 (a/k/a Trust IV), Capitol Trust VI, Capitol Trust VII, Capitol Statutory Trust VIII, Capitol Trust IX, Capitol Trust X or Capitol Trust XI were tendered in the Exchange Offer.

The Exchange Offer will result in the retirement of $11.8 million aggregate liquidation amount of the trust-preferred securities of Capitol Trust I and the retirement of approximately $7.4 million aggregate liquidation amount of the trust-preferred securities of Capitol Trust XII (approximately $19.2 million on a combined basis), and the resulting issuance of approximately 19.2 million previously-unissued shares of Capitol’s common stock.  Capitol intends to commence the process of amending the documents governing Capitol Trust I and Capitol Trust XII, and settling and issuing shares pursuant to the Exchange Offer as soon as practicable.

Shares of common stock to be delivered upon settlement of the Exchange Offer were offered and will be issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 3(a)(9).

Capitol also announced the results of the consent solicitation relating to amendments to certain provisions of the Indenture, dated as of December 18, 1997, as supplemented by the First Supplemental Indenture, dated as of July 31, 2009, by and between Capitol and The Bank of New York Mellon Trust Company, N.A., as trustee, and to the Guarantee Agreement dated as of December 17, 1997 by and between Capitol and the trustee, as amended on July 31, 2009, of Capitol Trust I, and the separate consent solicitation relating to amendments to certain provisions of the Indenture, dated as of July 7, 2008, by and between Capitol and Wells Fargo Bank, N.A., as trustee, and to the Guarantee Agreement dated as of July 7, 2008 by and between Capitol and Wells Fargo, of Capitol Trust XII, upon the terms and subject to the conditions set forth in the Consent Solicitation Statement for each of the aforementioned trust-preferred securities.  Those consent solicitations expired at 5:00 p.m., Michigan time on January 31, 2011.  As of the close of business on January 31, 2011, more than 50 percent of the outstanding shares (with tabulations confirming more than 90 percent of the votes officially recorded) of both the 2,530,000 outstanding trust-preferred securities of Capitol Trust I, and the 1,454,100 outstanding trust-preferred securities of Capitol Trust XII had consented for the proposed amendment to the Indenture and the proposed amendment to the Guarantee Agreement.

Capitol’s announcement is attached as Exhibit 99.1 to this Form 8-K in Item 9.01.

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Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibit:

99.1 Press Release of Capitol Bancorp Ltd. dated February 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2011	CAPITOL BANCORP LTD. (Registrant) /s/ Cristin K. Reid Cristin K. Reid Corporate President

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INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

99.1	Press Release dated February 1, 2011

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